Prospectus Supplement No. 1
Filed Pursuant to Rule 424(b)(3)
File No. 333-149930

IVANY MINING, INC.
8720-A Rue Du Frost
St. Leonard, Quebec, Canada, H1P 2Z5
(514) 325-4567

Prospectus Supplement No. 1

(to Final Prospectus dated May 1, 2008)

This Prospectus Supplement No. 1 supplements and amends the final prospectus dated May 1, 2008 (the “Final Prospectus”), relating to the sale from time to time of up to 5,055,845 shares of common stock by certain shareholders, as well as the shares of common stock underlying the warrants held by the selling shareholders.

On September 18, 2009, we filed with the U.S. Securities and Exchange Commission the attached Form 8-K relating to our entry into an agreement with the selling shareholders regarding an adjustment of the number and exercise price of the warrants held by such selling shareholders and related matters.

On November 11, 2009, we filed with the U.S. Securities and Exchange Commission the attached  Annual Report on Form 10-K.

On November 18, 2009, we filed with the U.S. Securities and Exchange Commission the attached  Quarterly Report on Form 10-Q.

This Prospectus Supplement No. 1 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 1 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “IVNM.” On December 10, 2009, the last reported sale price of our common stock was $0.20 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors”

beginning on page 5 of the Final Prospectus dated May 1, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is December 10, 2009.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2009

Ivany Mining Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 514-325-4567

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

As previously disclosed in our Current Report on Form 8-K filed January 31, 2008, we issued warrants to purchase 4,912,988 shares of our common stock at $0.30 per share (the “2008 Warrants”) in connection with a private offering of common stock and warrants closed on January 31, 2008. As disclosed in our current report on Form 8-K filed March 17, 2009, we have previously agreed to extend the termination date for the 2008 Warrants from January 11, 2009 to January 11, 2010.

As disclosed in our Current Report filed July 10, 2009, on July 10, 2009 we closed a private offering of Units sold at a price of $0.05 per Unit, each Unit consisting of one share of common stock, par value $0.001, and one warrant to purchase one share of common stock at a price of $0.10, exercisable for three (3) years

The terms of the 2008 Warrants provide, among other things, that subsequent sales of stock at a price below the exercise price of the 2008 Warrants will cause the number of shares to be issued upon the exercise of the 2008 Warrants to increase and the exercise price of the 2008 Warrants to decrease. Therefore, as a result of the private offering closed July 10, 2009, the number of shares to be issued upon the exercise of the 2008 Warrants automatically increased and the exercise price of the 2008 Warrants automatically decreased.

In order to maintain our financial flexibility, we have negotiated with the holders of the 2008 Warrants and have reached a Warrant Surrender Agreement under which a portion of the newly-increased number of 2008 Warrants are surrendered and under which the newly-decreased exercise price of the 2008 Warrants is increased. In exchange for this consideration from the holders of the 2008 Warrants, the termination date of the 2008 Warrants is extended to the later of (a) the expiration date of the warrants which are a part of the Units issued on July 10, 2009, as such expiration date may be modified from time to time, and (b) July 10, 2012.

As a result of the Warrant Surrender Agreement, the exercise price of the 2008 Warrants has been adjusted to $0.10 per share. As a result of the Warrant Surrender Agreement, the number of 2008 Warrants held by each holder of 2008 Warrants is now as follows:

2008 Warrant Holder	Number of Shares That Can Be Purchased Upon Exercise Of Holder’s Remaining 2008 Warrants
Arclight Capital LLC	5,000,000
Spectra Capital Management LLC	5,000,000
Geld Art	500,000
John Mignacca	500,000
William Anderson	357,143
Frank Cantore	300,000
Luigi Tescolin	254,900
Anna Giglio	250,000
Claude Hambel	147,570
Mario Discepola	100,000
Christian Radu	90,000
Gregory Karamanion	90,000
Yvon Gelinas	50,000

The largest holders of the 2008 Warrants, Arclight Capital, LLC and Spectra Capital Management, LLC, have executed the Warrant Surrender Agreement. Signatures from the remaining smaller holders of the 2008 Warrants are being gathered at this time.

Except as modified by the Warrant Surrender Agreement, the terms of the 2008 Warrants remain in full force and effect.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Warrant Surrender Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ivany Mining Inc.

/s/ Derek Ivany
Derek Ivany
Chief Executive Officer

Date: September 18, 2009

Exh 10.1

WARRANT SURRENDER AGREEMENT entered into as of the 14thday of September, 2009, by and among the undersigned (the “Surrendering Warrantholders”) and Ivany Mining, Inc., a Delaware corporation (the “Company”).

WHEREAS the Surrendering Warrantholders purchased shares and warrants in the Company, a Delaware corporation (the “Company”) in March, 2008 (the “2008 Financing”),

WHEREAS the terms of the warrants purchased by the Surrendering Warrantholders (the “2008 Warrants”) provide, among other things, that subsequent sales of stock at a price below the exercise price of the Warrants causes the number of shares to be issued upon the exercise of the Warrants to increase and the exercise price to decrease,

WHEREAS the Company beginning in June 2009 issued additional shares at a price below the original exercise price of the 2008 Warrants (the “2009 Financing”),

WHEREAS this new issuance has caused the number of shares to be issued upon the exercise of the 2008 Warrants to increase and the exercise price of the 2008 Warrants to decrease,

WHEREAS the Company believes that the dilution resulting from said increase in the number of shares to be issued upon the exercise of the 2008 Warrants will limit the Company’s financial flexibility,

WHEREAS the undersigned Surrendering Warrantholders desire to accommodate the Company’s desire to maintain financial flexibility by reducing the number of shares that they are entitled to receive upon the exercise of their respective 2008 Warrants by surrendering a portion of their 2008 Warrants, and by increasing the exercise price of their 2008 Warrants,

WHEREAS the undersigned Surrendering Warrantholders wish to receive fair compensation for said reduction, and

WHEREAS the Company, by unanimous consent of its Board of Directors, believes that extending the expiration date of the 2008 Warrants owned by the Surrendering Warrantholders that are not surrendered is fair consideration for said reduction and is in the best interests of the Company,

THEREFORE it is agreed,

SECTION 1. Surrender of a Portion of the 2008 Warrants. Each of the Surrendering Warrantholders hereby surrenders to the Company for cancellation a portion of the 2008 Warrants that that holder held immediately before executing this Agreement. The following table sets forth the number of shares that each of the undersigned will be entitled to receive upon exercise of all of his, her, or its respective 2008 Warrants immediately following the execution of this Agreement by such holders:

Participant in 2008 Financing	Number of Shares That Can Be Purchased Upon Exercise Of 2008 Warrants Not Surrendered Upon Executing This Agreement
Arclight Capital LLC	5,000,000
Spectra Capital Management LLC	5,000,000
Geld Art	500,000
John Mignacca	500,000
William Anderson	357,143
Frank Cantore	300,000
Luigi Tescolin	254,900
Anna Giglio	250,000
Claude Hambel	147,570
Mario Discepola	100,000
Christian Radu	90,000
Gregory Karamanion	90,000
Yvon Gelinas	50,000

SECTION 2. Increase of Exercise Price of Warrants. The exercise price of the 2008 Warrants owned by the Surrendering Warrantholders and not surrendered pursuant to Section 1 shall be increased to $0.10.

SECTION 3. Extension of the 2008 Warrant Expiration Date. The expiration date of the 2008 Warrants owned by the Surrendering Warrantholders and not surrendered pursuant to Section 1 shall be extended to the later of (a) the expiration date of the warrants (the “2009 Warrants”) issued in the financing reported by the Company on its Form 8-K filed with the SEC dated July 10, 2009, as such expiration date may be modified from time to time, and (b) July 10, 2012. Any exchange of the 2009 Warrants for any other security convertible into shares or other interests in the company, or any series of transactions that has such effect, shall be considered a modification of the expiration date of the warrants for purposes of this Section 3.

SECTION 4. No Other Changes. All other terms of the 2008 Warrants owned by the Surrendering Warrantholders not surrendered pursuant to Section 1 shall remain in force, including, without limitation, the provisions for the adjustment of the strike price of and number of shares to be issued upon the exercise of the 2008 Warrants should a “Dilutive Issuance” (as defined in the 2008 Warrants) occur after the date of this Agreement.

SECTION 5. Representations and Warranties of the Surrendering Warrantholders. Each of the Surrendering Warrantholders hereby represents and warrants that:

2

(a) He, she, or it owns all of the 2008 Warrants issued to him, her, or it in the 2008 Financing,

(b) He, she, or it has not exercised any warrants, including his, her, or its respective 2008 Warrants, to purchase stock of the Company,

(c) He, she, or it has had sufficient time to evaluate this agreement and to consult his, her, or its financial and legal advisors if desired, and

(d) He, she, or it has the necessary power and capacity to purchase the shares, and this Agreement constitutes a legal, valid and binding obligation, enforceable against him, her, or it in accordance with its terms.

SECTION 6. Representations and Warranties of the Company. The Company hereby represents and warrants that:

(a) Since the closing of the 2008 Financing, no warrants to purchase stock in the Company have been exercised,

(b) Since the closing of the 2008 Financing, the company has not issued any stock or other securities that would have cause the exercise price or the number of shares to be issued upon the exercise of the 2008 Warrants to change, except the issuance of securities in the 2009 Financing,

(c) The Board of Directors of the Company has unanimously determined, after due deliberation, that the transactions contemplated in this Agreement will benefit the Corporation, and has unanimously consented to this Agreement,

(d) The Company has the necessary power and capacity to engage in the transactions contemplated in this Agreement, and this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 7. Covenant of the Company. The Company covenants to notify each of the undersigned Surrendering Warrantholders, and their respective heirs, administrators, executors, successors, and assigns, promptly upon

(a) the issuance after the date of this Agreement of (i) any stock by the Company, including any stock issued upon the exercise of warrants, or (ii) the issuance of any security that would cause the adjustment to the then exercise price of, or the number of shares to be issued upon the exercise of, the 2008 Warrants not surrendered pursuant to Section 1 of this Agreement or

(b) any transaction that would cause an extension of the expiration date of any 2008 Warrants pursuant to Section 3 of this Agreement.

Such notice shall state the number of shares or other securities so issued, the price at which such stock or other security was issued by the Company, and any other terms of such issuance necessary for to calculate the exercise price of, or the number of shares to be issued upon the exercise of, the 2008 Warrants following such issuance.

3

SECTION 8. Clarification of Warrant Adjustment Terms Upon a Dilutive Issuance. The Company acknowledges and agrees that the exercise by any person, after the date of this agreement, of any warrants to acquire stock at a price below the exercise price of the 2008 Warrants in effect at the time of such exercise will, without limitation, constitute a “Dilutive Issuance” as that term is defined in the 2008 Warrants, without regard to the date on which the warrants so exercised were originally issued.

SECTION 9. Notices. Any notice or other communication given under this Agreement shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to each Surrendering Warrantholder at his, her, or its address on file with the Company. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

SECTION 10. Further Actions. The parties agree to execute and deliver all such further documents, agreements and instruments reasonably requested and take such other and further reasonable action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

SECTION 11. Amendment, Restatement, and Waiver. This Agreement may be amended or restated, and any waiver of any of the provisions of this Agreement shall be effective, only if made in writing.

SECTION 12. Successors, Assigns, etc. This Agreement shall bind the parties to this Agreement and their respective heirs, administrators, executors, successors, and assigns.

SECTION 13. Choice of Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to the conflict of laws provisions thereof.

SECTION 14. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and will be binding upon all Surrendering Warrantholders who execute this Agreement even if other holders of 2008 Warrants listed below do not execute this Agreement.

IVANY MINING, INC.

By: /s/ Derek Ivany

Derek Ivany, Chief Executive Officer

ARCLIGHT CAPITAL LLC

By: /s/ Andrew Burton

Andrew Burton, Managing Member

4

SPECTRA CAPITAL MANAGEMENT LLC

By: /s/ Andrew Burton
Andrew Burton, Senior Managing Director

_______________________________
Yvon Gelinas

_______________________________
Mario Discepola

_______________________________
Luigi Tescolin

_______________________________
John Mignacca

_______________________________
Gregory Karamanion

_______________________________
Frank Cantore

_______________________________
Claude Hambel

_______________________________
Anna Giglio

_______________________________
Christian Radu

_______________________________
Geld Art

_______________________________
William Anderson

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended June 30, 2009
[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
For the transition period from _________ to ________
Commission file number: 000-27645
Ivany Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8720 A Rue Du Frost St. Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number: 514-325-4567

Securities registered under Section 12(b) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable
Securities registered under Section 12(g) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes [  ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [  ]  No [X]

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X]       No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceeding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [  ] No [X]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes [X]       No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ] Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes [  ]   No [X]

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter. $4,443,825.24 as of June 30, 2009.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.  37,031,877as of November 10, 2009.

PART IV
Item 15.	Exhibits, Financial Statement Schedules	38

 PART I
Item 1.   Business

Principal Place of Business

Our principal offices are located at 8720-A Rue Du Frost, St. Leonard, Quebec, Canada, H1P 2Z5.

Overview

Ivany Mining Inc. was formed as a Delaware corporation on July 13, 1999.  Our principal executive offices are located at 8720-A Rue Du Frost, St. Leonard, Quebec, Canada H1P 2Z5.  Our telephone number is 514-325-4567.

We are in the business of mineral exploration and development. We have acquired or entered into agreements to acquire several mineral claims in the provinces and Quebec and Alberta, Canada. Our plan is to attempt to identify and pursue opportunities for the acquisition and development of mining properties in Canada and around the world.

We are focused on the strategic acquisition and development of uranium, diamond, base metals, and precious metal properties on a worldwide basis. Our long-term objective is to become a sustainable mid-tier base & precious metal producer in Canada & Cambodia, to the benefit of all stakeholders, in a socially and environmentally responsible manner. Our overall strategy is to rapidly advance our recently acquired/optioned base & precious metal exploration properties.

Exploration of our mineral claims is required before a final determination as to their viability can be made. The existence of commercially exploitable mineral deposits in our mineral claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration programs.

Zama Lake Pb-Zn Property

Acquisition of Property

On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, we paid Star Uranium a cash purchase price of $100,000CDN. Also, we issued Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, we have also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, we were required to spend a minimum of $400,000CDN toward exploration of the properties before May 16, 2008.  We are required to spend an additional $1,000,000CDN toward exploration and development before May 16, 2010.

Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights. We have the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000CDN to Star Uranium at any time. The Purchase Agreement, which is in the form of a short Letter of Intent, may be replaced by a more formal agreement if deemed necessary by the parties.

On September 12, 2007, we acquired additional claims in Alberta under an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to us a total of six mining claims located in the province of Alberta, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, we paid a total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis.

In 2007, Ivany Mining Inc. hired Paul A. Hawkins & Associates Ltd. an independent geological services firm to further analyze and complete a National Instrument 43-101 compliance form on the property. The report covers the property optioned from Star Uranium and outlines a detailed exploration program.

Description and Location of the Zama Lake Property

The Zama Lake Pb-Zn property consists of ten metallic mineral permits covering 92,160 hectares (227,732.3 acres) located 700 km north northwest of Edmonton Alberta. The property is a grass roots Pb-Zn Play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field. Zama Lake and Zama City are oil industry support bases and are located within the property.

The Zama Lake Pb-Zn consists of ten metallic mineral permits covering 92,160 hectares (227,732.3 acres) located 700 km north northwest of Edmonton Alberta. The property is a grass roots Pb-Zn Play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field. Zama Lake and Zama City are oil industry support bases and are located within the property. The First Nation Dene Tha’ (Assumption-Habay-Chateh) settlement exists to the south of the property.

Exploration Potential

The presence of anomalous concentrations of sphalerite and galena in the coarse sand fraction of till from the Zama Lake area suggests the possible presence of proximal Pb-Zn mineralization. Given the area geology, this mineralization may be either Sedex mineralization in the underlying shale or MVT mineralization in the deeper carbonates.

Northern Alberta hosts a thick sequence of shale, which is cut by the Great Slave Shear Zone which extends southwest from the Pine Point area into the Zama Lake / Rainbow Lake area. Core studies of Keg River carbonate in the area show dolomitization, brecciation, and the presence of cements containing fluorite, chalcopyrite, sphalerite, and / or galena, which are indicative of hydrothermal activity in the immediate region. This hydrothermal activity is likely present because the association of higher temperature saddle dolomite with epigenetic lead and zinc mineralization, hydrocarbons, and sulfate-rich carbonate proximal to major basement faults. The discovery of significant concentrations of Zn and Pb in modern saline formation waters emanating from Middle Devonian Keg River Formation in northern Alberta suggests a possible ore-source in the area that has not yet been discovered (Hitchon, 1993).

Throughout northern Alberta and southern Northwest Territories, numerous and extensive thick carbonate successions occur in the cratonic platform wedge of strata within the Western Canadian Sedimentary Basin. These same rocks host the Pine Point MVT mineralization. No Sedex deposits have been found in Cenozoic or Mesozoic age rocks but there is a clear association and close genetic link between deposit types. Potential exists for both types of deposit in the Zama Lake area.

The exploration potential of the Zama Lake Pb-Zn property lies in the recognition that the discovery of sphalerite, galena, barite grains in heavy mineral concentrates are being indicative of the metal bearing hydrothermal fluids ascending through a sedimentary package which hosts carbonates and shale where they could have deposited economic Pb-Zn deposits. Previous to this, sphalerite and galena occurrences were known in the Devonian carbonate rocks in oil wells in northern Alberta. High levels of metals were also found in saline formation waters in Devonian Keg River Formation. Both the federal (GSC) and provincial (AGS) geological surveys have been promoting the Pb-Zn conceptual potential of the Western Canadian Sedimentary Basin for several years (Rice, 2001; Hannigan, 2002; Hannigan et al., 2003). Previous analyses of Devonian formation waters in Northern Alberta show these waters to be Pb-rich and are thus not related to Pine Point because the deposit is Zn-rich. Recent analysis shows that Zn values are in an order of magnitude greater than Pb (Hannigan et al., 2003). Lead isotope dating of the Pine Point deposits is 290 Ma (290 million years ago or Late Pennsylvanian age). The metal-bearing fluids responsible for Pine Point are much older and likely different than modern formation waters. Modern formation waters are likely driven by a Laramide deformation event within the Cretaceous. This would make the whole sedimentary package prospective for Pb-Zn deposition.

The presence of the classical Pb - Zn - Mo anomalous geochemistry on a regional basis in the surficial environment in the clay silt fraction of till within the Zama Lake area indicates proximal source and not a far traveled transported anomaly. This potential has only recently been recognized. The structural setting of the Zama Lake Area along parallel structures to the MacDonald - Great Slave Fault northeast-southwest system and cross cutting northwest-southwest structures is similar in setting to the Pine Point Area. Most of these structures are basement features, which have been reactivated over time and penetrate nearly the full sedimentary package. These structures are likely one of the major controls localizing mineralization.

Exploration on the Zama Lake property consisting of till sampling, examination of indicator mineral concentrates and silt geochemistry indicates the likely proximal presence of Pb-Zn mineralization near surface. The best potential likely exists along structural breaks (faults), collapse structures, porous zones (tuffs), and proximal or up dip of petroleum zones. This potential likely exists beyond the carbonates at depth and into the shale. Further work is required to evaluate this grass-roots Pb-Zn property of merit.

Geological Exploration Program in General and Recommendations From Our Consulting Geologist

We have obtained an independent Technical Report on the Zama Lake property from Paul A. Hawkins, P.Eng. Mr. Hawkins prepared the Technical Report and reviewed all available exploration data completed on these mineral claims.

The property that is the subject of the Zama Lake property is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.  In order to further evaluate the potential of the Zama Lake property, our consulting geologist has recommended a two-phase exploration program.

Phase I

Sub-surface data should be compiled from select wells on the property to compile the shallow stratigraphy from well logs. Any structural information from the logs would also be valuable. Bedrock topography would also be important to avoid areas of deep overburden. This information can likely be acquired at a minimum cost.

Further, more extensive bulk till and silt geochemical sampling should be untaken at a higher density using ATV for better access into more remote and wetter areas where summer access does not exist. Coverage of silt geochemistry sampling should be expanded beyond that of addition bulk till sampling. Orientation studies should also be undertaken to define variation with depth and lateral variation within burrow pits near current anomalous areas. Increasing bulk till sample size should also be evaluated. Data from GSC / AGS multi-element sampling should be fully integrated into a single database.

Isotopic age dating of the sulfide indicator minerals recovered is warranted to date the age of the mineralization. The age date for mineralization at Pine Point is 290 million years ago. The age date for mineral at Zama Lake in the subsurface within Devonian carbonates is of a similar age. Mineralization near surface may relate to the Laramide Orogeny 47 ±10 Ma (million years ago). This Laramide Orogeny likely deforms rocks up and including Cretaceous age rock. If the age dates are much younger than the old lead dates for Pine Point, the potential for the play increases significantly. Several of the grains should have their isotopic composition determined.

Processing of aeromagnetic data should be completed and targets selected for ground follow-up. Follow-up ground geophysics should likely initially consist of ground magnetometer, VLF-EM, HLEM and selected induced polarization (IP) surveys. The best suite of surveys should be determined given the local ground conditions and overburden thickness. It will likely be possible in some cases to use pre-existing grid lines from seismic surveys. Total cost for the Phase I program is estimated at $400,000.

Phase II

The recommended Phase II program is largely a winter drilling program because of access issues. A suite of ground geophysics would delineate drill targets. Drilling would then be conducted on defined targets within 152.4 m (500 ft) of surface. Where possible, surface access would be gained by using pre-existing winter roads. Operations would likely be based out of one of Zama City’s open camps. Special care would be required in areas of shallow natural gas. The special care procedures would not be cost prohibitive but include extra training of crews, spark arrestor on diesel engines and gas deflector on casings. The drilling component of the Phase II program budget is contingent on the delineation of suitable drill targets. A phase II budget of $1,000,000 is recommended.

Exploration Budget

Phase I

Well Log Data Compilation	$25,000
Heavy Mineral Sampling	$25,000
Laboratory & Isotopic Analysis	$35,000
Ground Geophysics (IP, EM and Mag)	$265,000
Project Management and Reporting	$50,000
Phase I Total	$400,000	$400,000

Phase II

Ground Geophysics (IP, EM and Mag)	$200,000
Diamond Drilling (3000 m.)	$750,000
Project Management and Reporting	$50,000
Sub-total=	$1,000,000	$1,000,000

Project Total=	$1,400,000

Quebec Properties

We have also acquired a 100% interest in two large sets of mineral claims in the province of Quebec, Canada. We have not yet commissioned geological or technical reports on these properties and can give no data or other assurances regarding their value or exploration potential at this time. We plan to obtain independent reports regarding these properties in the near future. The following is a brief description of the Quebec properties our plans for conducting initial surveying and sampling on these claims:

Temiscamingue property

The Temiscamingue property is located approximately 40 kilometers east of the town of Ville Marie and 100 kilometers south of Rouyn Noranda, halfway between the Elliott Lake Uranium camp in Ontario and the Abitibi Gold Belt, within the Grenville Province Front. The project is accessible via logging roads. Government regional stream sediment survey have identified many anomalies in the area. Property is strategically located between the claims of Superior Diamonds (adjacent to the north) where new kimberlites have recently been discovered and the property of Aurizon Mines (adjacent to the south) which has reported as much as 100 grams of gold per ton during till sampling with the objective of identifying the gold dispersion trains previously outlined. Ivany Mining has acquired a 100% undivided interest of 24928.68 acres in this mineral rich Temiscamingue region.

Regional Geology

The Superior Province is the largest Archean craton in the world, half of which is located in Québec. This craton is a highly prospective region for kimberlite exploration, meeting all four criteria for hosting economic grades of diamond-bearing kimberlite: 1) the presence of an Archean craton; 2) the refractive, relatively cool and low-density peridotitic root of the craton has been insulated against reheating and excessive tectonic reworking; 3) the presence of major tectonic structures; and 4) association of diamonds with other intrusive rocks. Four kimberlite fields have been identified in Québec, the Temiscamingue Field being one of these.

Local Geology

The Property over thrusts 2 geological structural provinces, intruded by granite-granodiorite-mafic and ultramafic rocks all faulted and sheared. Fault sets and lineaments intersect the Structural Thrust Front. It is on the Central-median ridge of the “Temiscamingue Lake Rift” and on the strike of many Diamond Kimberlite occurrences.

Stream sediment geochemistry points to strong anomalies for Nickel, Uranium, and Rare Earths Elements along with good gold potential and many circular shape magnetic anomalies to be tested for their Kimberlitic potential.

Mont Laurier properties

Ivany Mining owns a 100% interest in a large group of claims situated in the area of Mont Laurier, Quebec, the property is located less than 200 kilometers northwest of Montreal and is easily accessible by both paved and gravel roads. The Mont Laurier properties were acquired after Nova Uranium and Strateco Resources made several discoveries in the area. Ivany Mining has claims adjacent to Strateco and Nova uranium in a North/South trend. Previous exploration in the area has resulted in many uranium showings including a grab sample showing a result of over 70lbs/ton of U308. Also, there are estimations of sizeable U308 reserves in the area, but theses reserves are pre NI-43 101 therefore not compliant. With the price of U308 recently climbing to $136 per pound, there has been renewed interesting the area. The close proximity to a major metropolitan city makes this project very attractive as exploration and mining costs are sharply reduced as compared to projects in remote areas.

Regional Mineralization

The Mont Laurier Uranium Exploration Camp area is one of many radioactive districts scattered throughout the Grenville Structure Province. Many of the Grenville radioactive occurrences (chiefly related to intrusives of granitic composition) are found in the southwestern extent of the structural province, extending from southwest Quebec into eastern Ontario.

Local Mineralization

The Property hosts at least 21 historical uranium showings, where syngenetic uranium mineralization is found in metamorphic pegmatites and granites. Some of these major mineral showings are comprised of a collection of smaller individual uranium occurrences.

As a general rule, syngenetic uranium deposits form as the result of high temperature igneous and/or metamorphic differentiation caused by the exclusion of uranium (and other radioactive elements) from the crystal structure of most rock-forming minerals. This type of uranium deposit is confined to high-grade metamorphic terrains, typically occurring within Achaean to early Proterozoic aged basement granite gneiss complexes. Deposits are normally associated with major regional scale structural faults and/or structures related to the emplacement of deep-seated alkaline intrusive bodies. Host rock lithologies are generally granitic in composition, occurring as intricate dyke-sill complexes, varying in texture from aplitic to pegmatitic. Ore minerals typically include finely disseminated crystals of uraninite, uranothorite and allanite, with less common secondary minerals like, uranophane or pitchblende.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We have only recently acquired or entered into agreements to acquire our mineral claims and our operations are not well-established.

Our resources at the present time are limited. We may exhaust all of our resources and be unable to complete full exploration of the Zama Lake mineral claims or our other properties. There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities. If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

The Metallic Minerals and Industrial Minerals Permits (“Permits”) which comprise the Zama Lake Property were staked under the terms of the Mines and Minerals Act – Metallic and Industrial Minerals Tenure Regulation (AR 145/2005). The permits grants the holder:

 (a) the non-exclusive right to explore for metallic and industrial minerals on the surface of the location,

 (b) the exclusive right to explore for metallic and industrial minerals in the subsurface strata within and under the location, and

 (c) the right to remove samples of metallic and industrial minerals from the location for the purposes of assaying and testing and of metallurgical, mineralogical and other scientific studies. (AR 145/2005)

The regulations require that the recorded holder of permits shall perform, or have performed, exploration and development work (assessment work) on the permits to a per hectare value of $5 in the first assessment period. A permit assessment period is two years. In the second and third assessment periods this increases to $10 per hectare. In the fourth to seventh assessment period this increases to $15 per hectare. No filing fees are associated with filing assessment work. These assessment work requirements are calculated from the date of issue of the current permit.
A permit may be held for fourteen years and can vary in size from a minimum of 16 hectares to a maximum of 9,216 hectares. Permit boundaries are defined by the Alberta Township Survey system. Permit locations are therefore defined by a township, range, section, and legal subdivision. A township is 9,216 hectares in size while a section is 256 hectares. A legal survey division (“LSD”) is 16 hectares in size. Permits may be grouped for application of assessment work provided they are contiguous.

The holder of a permit may after two years apply for a lease provided the first year’s rent for the lease is paid in advance and the Minister of Energy has been provided evidence that a deposit exists on the location applied for. The lease has a term of fifteen years and may be extended a further fifteen years upon approval of the Minister of Energy. The lease permits the holder to hold the ground fee simple without further assessment work requirements.

Prospecting for Crown minerals using hand tools is permitted throughout Alberta without a license, permit, or regulatory approval, as long as there is no surface disturbance (AR 213, 1998). Prospecting on privately owned land or land under lease is permitted without any departmental approval, however, the prospector must obtain consent from the landowner or leaseholder before starting to prospect. Unoccupied public lands may be explored without restriction, but as a safety precaution prospectors working in remote areas should inform the local Sustainable Resource Development (forestry) office of their location.

When prospecting, the prospector can use a vehicle on existing roads, trails and cut line. If the work is on public land, the prospector can live on the land in a tent, trailer, or other shelter for up to fourteen days. For periods longer than fourteen days, approval should be obtained from the Land Administration Division. If the land is privately owned or under lease, the prospector must make arrangements with the landowner or leaseholder. Exploration approval is not needed for aerial surveys or ground geophysical and geochemical surveys, providing they do not disturb the land or vegetation cover.

If mechanized exploration equipment is to be used and/or the land surface disturbed, the prospector or company must obtain the appropriate approvals and permits, as required under the Metallic and Industrial Minerals Exploration Regulation. Most projects require an Exploration License, Exploration Permit and Exploration Approval. The following sections describe the criteria and procedures for each of these.

An Exploration License must be obtained before a person or company can apply for, or carry out an exploration program. The license holder is then accountable for all work done under this exploration program. However, the licensee cannot carry out any actual exploration activity until the Department of Environmental Protection issues an Exploration Approval for each program submitted under that license. A fee of $50 must accompany the license application. The license is valid throughout Alberta and remains in effect as long as the company is operating in the province. If a license holder wants to use exploration equipment, such as a drilling rig, an Exploration Permit must be obtained. A fee of $50 must accompany the license application. The permit is valid throughout Alberta and remains in effect as long as the company is operating in the province.

Approval must be obtained if an exploration project involves environmental disturbance such as drilling, trenching, bulk sampling or the cutting of grids that involves more than limbing trees and removing underbrush. Samples up to 20 kg in size may be taken for assay and testing purposes, but larger samples must be authorized by the Department of Energy. The licensee does not need to hold the mineral rights for an area to apply for an Exploration Approval.

Project approval is through the Land and Forest Service of Alberta Environmental Protection. If an application has been completed and the appropriate field staff has copies of the program,

approval can usually be obtained in about ten working days. Each application for exploration approval must be accompanied by a fee of $100. After receiving exploration approval, the prospector or exploration company may conduct the approved activity. However, if they modify their program, the designated field officer must be contacted to review and approve the changes. A final report must be submitted to Land and Forest Service of Alberta Environmental Protection within sixty days following completion of the exploration program. The report must show the actual fieldwork, and include a map showing the location of drilling, test pits, excavations, constructed roads, existing trails utilized and all other land disturbances.

Competition and Market for Our Products and Services

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We have only recently acquired or entered into agreements to acquire our mineral claims and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Zama Lake mineral claims or our other properties.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Employees

We have no employees as of the date of this prospectus. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have neither formed, nor purchased any subsidiaries since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 1A.   Risk Factors.

A smaller reporting company is not required to provide the information required by this Item.

Item 1B.   Unresolved Staff Comments

A smaller reporting company is not required to provide the information required by this Item.

Item 2.   Properties

Zama Lake Property

The property is located in the Bistcho Lake Area of northern Alberta within the Municipal District of Mackenzie No. 23, approximately 700 km (435 miles) north northwest of Edmonton (Figure 1). The property lies on the southern margin of the Cameron Hills in N.T.S. 84M and is centered on 57° 28' N 127° 22' W. The nearest supply point to the project is the town of High Level, which is 130 km to the southeast.

The ten permits which make up the property, are shown on Figure 2.

N
Staked
Staked
Bistcho Lake
SWY
Bistcho Lake
I.R.213
Jackfish Point
I.R.214
Staked
Ivany
Ivany (SUV)
Zama City
A1-Cats
SWY
Upper Hay River
I.R.212
Amber River
I.R.211
Hay Lake
Hay Lake
I.R.209
Zama Lake
I.R.210
Zama Lake
35
58
High Level Airport
High Level
Bushe River
I.R.207
0
50 km
Scale

Zama Lake Pb-Zn
Permit Location

Figure 2.

Temiscamingue Property

The Temiscamingue property is located approximately 40 kilometers east of the town of Ville Marie and 100 kilometers south of Rouyn Noranda, halfway between the Elliott Lake Uranium camp in Ontario and the Abitibi Gold Belt, within the Grenville  Province Front.

Mont Laurier properties

Ivany Mining owns a 100% interest in a large group of claims situated in the area of Mont Laurier, Quebec, the property is located  less than 200 kilometers northwest of Montreal.

Our Executive Offices

Our principal executive offices are located at 8720 A Rue Du Frost, St. Leonard, Quebec, Canada, H1P 2Z5. Our mailing address is the same. Our telephone number is 514-325-4567.  Our offices are provided at no cost.

Item 3.   Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808.

Item 4.   Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of the Company's shareholders during the fiscal year ended June 30, 2009.

PART II

Item 5.    Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “IVNM.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended June 30, 2009
Quarter Ended	High $	Low $
September 30, 2008	0.91	0.19
December 31, 2008	0.08	0.02
March 31, 2009	0.19	0.05
June 30, 2009	0.25	0.12

Fiscal Year Ending June 30, 2008
Quarter Ended	High $	Low $
September 30, 2007	1.50	0.75
December 31, 2007	0.75	0.65
March 31, 2008	0.81	0.65
June 30, 2008	1.25	0.65

On September 21, 2009, the last sales price per share of our common stock was $0.35.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of November 10, we had 37,031,877 shares of our common stock issued and outstanding, held by 103 shareholders of record, as well as other stockholders who hold shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

On October 18, 2007, our Board of Directors approved the adoption of the 2007 Stock Option Plan of Ivany Mining, Inc. (the “Plan”).  On July 24, 2008, we filed a Registration Statement on Form S-8 to register with the Securities and Exchange Commission (the “Commission”) 5,000,000 shares of our common stock, par value $0.001 per share, which may be issued by us upon the exercise of options granted, or other awards made, pursuant to the terms of the Plan.  A copy of the Plan was filed as an exhibit with the Form S-8 on July 24, 2008. Options to purchase total of 2,500,000 shares have been granted under the plan; a total of 2,500,000 shares therefore remain authorized but not yet awarded under the Plan.

Recent Sales of Unregistered Securities

On July 10, 2009, we closed a private offering of Units sold at a price of $0.05 per Unit.  Each Unit consists of one share of common stock, par value $0.001, and one warrant to purchase one share of common stock at a price of $0.10, exercisable for three (3) years.  A total of 11,180,000 Units were sold to a total of ten (10) purchasers, resulting in total proceeds to the Company of $559,000 for the Units sold.  The Units were offered exclusively to accredited investors and the offering and sale of the Units was exempt from registration under Rule 506 of Regulation D.

Item 6.   Selected Financial Data

A smaller reporting company is not required to provide the information required by this Item.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Strategic Plan

Our immediate business plan is to proceed with the exploration of the Zama Lake mineral claims to determine whether there are commercially exploitable reserves of lead, zinc or other metals.  We intend to proceed with the initial exploration program as recommended by our consulting geologist and by the Agreement under which we have acquired the property. The recommended geological program will cost a total of approximately $1,400,000.

The budget for our planned exploration activities on the Zama lake claims is as follows:

Phase I

Well Log Data Compilation	$ 25,000
Heavy Mineral Sampling	$ 25,000
Laboratory & Isotopic Analysis	$ 35,000
Ground Geophysics (IP, EM and Mag)	$ 265,000
Project Management and Reporting	$ 50,000
Phase I Total =	$400,000	$ 400,000

Phase II

Ground Geophysics (IP, EM and Mag)	$ 200,000
Diamond Drilling (3000 m.)	$ 750,000
Project Management and Reporting	$ 50,000
Sub-total=	$1,000,000	$1,000,000

Project Total=		$1,400,000

In addition to exploration of the Zama Lake claims, we plan engage in initial surveying and sampling on our Quebec properties at a projected cost of $1,052,000.

The budget for our planned exploration activities on the Temiscamingue property is as follows:

Phase One

Till sampling and analysis	CDN$	30 000
Laboratory analysis for multi-element samples	CDN$	50 000
Use of heavy machinery, clearing, and connection to paths	CDN$	15 000
Miscellaneous, supervisory, and overhead	CDN$	30 000
TOTAL PHASE ONE RECOMMENDATION:	CDN$	265 000

Phase Two

The second phase consists of geophysical ground survey, stripping, channel sampling, and analysis.

Followed by a drilling campaign.	CDN$	335 000
TOTAL COST FOR PHASE TWO:	CDN$	335 000
TOTAL COST FOR BOTH PHASES:	CDN$	670 000

The budget for our planned exploration activities on the Mount Laurier properties is as follows:

Phase One

The forecasted cost for 68 square kilometers is	CDN$	90 000
Heavy machinery, ground clearing	CDN$	30 000
Sampling	CDN$	20 000
Laboratories, analysis	CDN$	12 000
Project Management	CND$	25 000
TOTAL COST FOR PHASE ONE :	CDN$	177 000

Phase Two

Diamond drilling (1000 meters)                                                                     CDN$                      275 000
Total cost for both phases:                                                                           CDN$                     452,000

Our immediate business plan is to proceed with the exploration of the Zama Lake mineral claims to determine whether there are commercially exploitable reserves of lead, zinc or other metals. We have commenced our initial exploration program as recommended by our consulting geologist and as required by the Agreement under which we have acquired the property.   Most recently, we have completed an airborne survey of four townships within the property.  We are currently analyzing the results of this survey for the purpose of identifying target areas for follow-up exploration. The costs incurred to date have satisfied the 2008 exploration expenditure obligations imposed by the Agreement under which we acquired the property.  The complete recommended geological program for the Zama Lake mineral claims will cost a total of approximately $1,400,000.

Our plan of operations for the current fiscal year is to continue the recommended exploration program on the Zama Lake property.   In order to fully complete our planned exploration programs, however, we may need to raise additional capital. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock if and when needed to fund expenses. We believe that outside debt financing will not be an alternative for funding exploration programs. The risky nature of this enterprise and lack of tangible assets other than our mineral claims places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as economically viable mines can be demonstrated.

Potential Diversification

Over the course of the current fiscal year, we may also seek to diversify our operations by identifying opportunities in Asia to enter the agricultural sector, with a particular focus on bamboo.  We are planning to identify and lease land from which we can harvest bamboo poles to be sold both as raw material and potentially processed into paper pulp.  In addition, we plan to identify and review at other agricultural opportunities in South East Asia.  When and if we are have identified and acquired assets and/or operations in this sector, we will make appropriate additional disclosures.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Results of Operations for the years ended June 30, 2009 and 2008

We have not earned any revenues since the inception of our current business operations.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our mineral properties, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses and net losses in the amount of $520,690 for the year ended June 30, 2009, compared to $2,631,422 for the year ended June 30, 2008.  We have incurred total operating expenses and net losses of $9,550,016 from inception through June 30, 2009.  Our losses are attributable to operating expenses together with a lack of any revenues.  We anticipate our operating expenses will increase as we continue with our plan of operations.  The increase will be attributable to continuing with the geological exploration programs for our several mineral claims.

Liquidity and Capital Resources

As of June 30, 2009, we had cash in the amount of $455,263 and working capital of $354,627. We have not attained profitable operations and will continue to be dependent upon obtaining equity financing to pursue significant exploration activities on an ongoing basis.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources our mineral properties, or if such resources are discovered, that we will enter into commercial production.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities. We have incurred cumulative net losses of approximately $9,550,016 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Personnel

Mr. Derek Ivany, our President and Director, and Mr. Victor Cantore, our Chief Financial Officer and Director, are currently each working approximately 10 to 20 hours per week to meet our needs, together with additional assistance from our Vice President and Director, Sam Nguyen.  As demand requires, Mr. Ivany, Mr. Cantore, and Mr. Nguyen will devote additional time.  We currently have no other employees.  We do not expect to increase our number of employees during the next twelve months.

Research and Development

We will not be conducting any product research or development during the next 12 months.

Off Balance Sheet Arrangements

As June 30, 2009, there were no off balance sheet arrangements.

Item 7A.   Quantitative and Qualitative Disclosures about Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 8.   Financial Statements and Supplementary Data

See the financial statements annexed to this annual report.

Item 9.   Changes In and Disagreements with Accountants on Accounting and Financial
   Disclosure

None

Item 9A(T).  Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in company reports filed or submitted under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and treasurer, as appropriate to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our chief executive officer and chief financial officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2009. Based on their evaluation, they concluded that our disclosure controls and procedures were ineffective.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act). Our internal control over financial reporting is a process designed by, or under the supervision of, our chief executive officer and chief financial officer and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of our management, including our chief executive officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation under the criteria established in Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting were not effective as of June 30, 2009.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.   Other Information

None

PART III

Item 10.  Directors, Executive Officers and Corporate Governance

Our executive officers and directors and their respective ages as of November 10, 2009 are as follows:

Name	Age	Position(s) and Office(s) Held
Derek Ivany	26	President, Chief Executive Officer, and Director
Victor Cantore	42	Director, Chief Financial Officer
Sam Nguyen	39	Vice-president, Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Derek Ivany.  Mr. Ivany was appointed to our board of directors on September 15, 2005 and was appointed as our Chief Executive Officer and Chief Financial Officer on November 29, 2005.  Mr. Ivany’s business experience has been focused in the area of technical services. Since March 2000, Mr. Ivany has acted as a consultant in the technical services area to TransEuro Energy Corp. In September 2004, Mr. Ivany co-founded Indochina Securities Inc. Mr. Ivany was formerly a director of two public companies in Canada, Star Uranium Corp. and Hi Ho Silver Resources.

Victor Cantore.  Mr. Cantore became our President, Secretary and sole director on November 14, 2001 and served as our Chief Executive Officer and Chief Financial Officer until November 29, 2005.   From 1999 to 2001, Mr. Cantore operated his own venture capital fund, Cantore Capital.  From June 1992 to April 1999, he was an investment advisor with RBC Dominion Securities and Tasse & Associates.

Sam Nguyen. On June 16, 2009, the board of directors appointed Sam Nguyen to serve as the Vice President of the corporation and a member of the board of directors. Sam Nguyen also serves as the Asia Pacific Advisor for Ivany Mining.  Mr. Nguyen is currently the Chairman of Sana Company Ltd.  His career focus has been in the area of Corporate Finance. He has funded large scale oil and gas projects as well as infrastructure projects for various governments in the Asia Pacific region.  Mr. Nguyen has worked with the Vietnamese government for the last 14 years advising on and funding various projects including power-plants, oil & gas refineries, mineral exploration properties and real-estate development. He has advised and worked with major corporations in Asia including Heritage Investments and Carlye Coutts Group.

Directors

Our bylaws authorize no less than one (1) director.  We currently have three Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To  the best of our knowledge, during the past five years, none of the following  occurred  with  respect  to a present or former director, executive officer, or  employee: (1) any bankruptcy petition filed by or against any business  of which such person was a general partner or executive officer either at  the  time  of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal  proceeding  or  being subject to a pending criminal proceeding  (excluding  traffic  violations and other minor offenses); (3) being subject  to  any order, judgment or decree, not subsequently reversed, suspended or  vacated,  of  any  court  of  competent  jurisdiction,  permanently  or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in  any  type of business, securities or banking activities; and (4) being found by  a  court  of  competent  jurisdiction  (in  a  civil action), the SEC or the Commodities  Futures  Trading  Commission  to  have  violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee.  The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time.  We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

For the fiscal year ending June 30, 2009, the board of directors:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended June 30, 2009 to be included in this Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended June 30, 2009, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended June 30, 2009:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Derek Ivany	0	0	0
Victor Cantore	0	0	0
Sam Nguyen	0	0	0

Code of Ethics

As of June 30, 2009, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Item 11.  Executive Compensation

Compensation Discussion and Analysis

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.  Our executive officers may receive stock options at the discretion of our board of directors in the future, either through our 2007 Stock Option Plan or otherwise at the discretion of our board of directors.  On June 26, 2008, under the terms of the 2007 Stock Option Plan, we awarded each of our directors options to purchase 1,000,000 shares of our common stock.  In addition, we awarded Mr. Nguyen (who was at that time a key employee but not yet an executive officer or director) options to purchase 500,000 shares of our common stock. As currently adjusted, the exercise price of these options is $0.10 per share.  These options vested immediately and are exercisable for a period of two years.  The award of these options was designed to provide an incentive to our officers to increase the over-all value of our company.  The immediate vesting of the options, combined with the two-year exercise period, was intended to provide a balance of incentives for our officers by providing the potential for net value to the officers upon an immediate increase in the value of the company, while also allowing an opportunity for the officers to earn greater value by way of a larger and sustained increase in the value of the company over time.

Although we do not currently pay our officer cash compensation, we reserve the right to provide such compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany, president, CEO, and director	2008 2009	0 0	0 0	0 0	49,188 0	0 0	0 0	0 0	49,188 0
Victor Cantore, CFO and director	2008 2009	0 0	0 0	0 0	49,188 0	0 0	0 0	0 0	49,188 0
Sam Nguyen, V.P. and director	2008 2009	0 0	0 0	0 0	22,769 0	0 0	0 0	0 0	22,769 0

The options issued to executive officers were valued using the Black Scholes model under the following assumptions:  stock price at valuation, $0.05; strike price, $0.05; risk free rate 1.3%, 2 year term for Derek Ivany’s and Victor Cantore’s options and a 1 year term for Sam Nguyen’s options; and volatility of 339.29%.

Narrative Disclosure to the Summary Compensation Table

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the period ended June 30, 2009.

We have no formal plan for compensating our directors for their services in their capacity as directors.  In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.  Thus far, the only compensation paid to our officers and directors has been the options grants discussed above.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  The board of directors may award special remuneration to any director undertaking any special services on behalf of Ivany Mining other than services ordinarily required of a director.  No director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Derek Ivany	1,000,000	0	0	0.10	6.28.10	0	0	0	0
Victor Cantore	1,000,000	0	0	0.10	6.28.10	0	0	0	0
Sam Nguyen	400,000	0	0	0.10	6.28.10	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany	0	0	49,188	0	0	0	49,188
Victor Cantore	0	0	49,188	0	0	0	49,188
Sam Nguyen	0	0	22,769	0	0	0	22,769

The options issued to directors were valued using the Black Sholes model under the following assumptions:  stock price at valuation, $0.05; strike price, $0.05; risk free rate 1.3%, 2 year term for Derek Ivany’s and Victor Cantore’s options and a 1 year term for Sam Nguyen’s options; and volatility of 339.29%.

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.  The figures above reflect compensation received in their capacities as employees and/or named executive officers.

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related
                 Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 10, 2009, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 37,031,877 shares of common stock issued and outstanding on November 10, 2009.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Derek Ivany 16 Spears St. Toronto Ontario M6N 3X7 Canada	11,166,000(1)	30.15%
Common	Victor Cantore 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5 Canada	8,105,251(2)	21.89%
Common	Sam Nguyen 50 Noble St. Markham, Ontario L3R 8G1 Canada	440,000(3)	1.19%
Common	Total all executive officers and directors	19,711,251	53.23%

Common	5% Shareholders
Common	Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited 1 Capital Place, P.O. Box 847 Grand Cayman, Cayman Islands FGS Advisors, LLC, Investment Manager	20,000,000(4)	54.01%
Common	Anna Giglio 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5 Canada	3,100,000	8.37%
Common	Arclight Capital, LLC 2062 Troon Drive Henderson, NV 89074 Andrew C. Burton, Managing Member	6,976,408(5)	18.84%
Common	Spectra Capital Management, LLC 595 Madison Avenue, 37th Floor New York, NY 10022 Gregory I. Porges, Managing Member Andrew C. Burton, Manager	6,953,168(6)	18.78%

(1)           Included in the calculation of beneficial ownership for Mr. Ivany are options to purchase 1,000,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on June 26, 2010.

(2)           Included in the calculation of the beneficial ownership for Mr. Cantore are options to purchase 1,000,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on June 26, 2010.  In addition, Mr. Cantore holds 1,000 stock options to purchase 1,000 shares of common stock at an exercise price of $90.00.  These options are immediately exercisable and expire on February 28, 2011.  Mr. Cantore also holds 250 stock options to purchase 250 shares of common stock at an exercise price of $1,000.00.  These options are immediately exercisable and expire on February 28, 2010.

(3)           Included in the calculation of the beneficial ownership for Mr. Nguyen are options to purchase 400,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on June 26, 2010.  In addition, Mr. Nguyen holds warrants to purchase 20,000 shares at a purchase price of $0.10 per share.  These options are immediately exercisable and expire on July 10, 2012.

(4)           Included in the calculation of beneficial ownership for Firebird Global Master Fund, Ltd. are warrants to purchase 10,000,000 shares at a purchase price of $0.10 per share.  These warrants are immediately exercisable and expire on July 10, 2012.  FGS Advisors, LLC (“FGS”) serves and the Investment Manager of Firebird Global Master Fund, Ltd. (“Firebird”) and controls the investment and trading activities of Firebird.  James Passin and Harvery Sawikin are managers and controlling principals of FGS.  In their respective capacities, FGS, Mr. Passin, and Mr. Sawikin exercise voting and investment power with respect to the securities held by Firebird.

(5)           Included in the calculation of beneficial ownership for Arclight Capital, LLC are warrants to purchase 5,000,000 shares at a purchase price of $0.10 per share.  These warrants are immediately exercisable and expire on July 10, 2012.  Andrew C. Burton is the Managing Member of Arclight Capital, LLC (“Arclight”).  In his capacity as Managing Member of Arclight, Mr. Burton exercises voting and investment power with respect to the securities held by Arclight

(6)           Included in the calculation of beneficial ownership for Spectra Capital Management, LLC are warrants to purchase 5,000,000 shares at a purchase price of $0.10 per share.  These warrants are immediately exercisable and expire on July 10, 2012.  Gregory I. Porges is the Managing Member of Spectra Capital Management, LLC (“Spectra”).  Andrew C. Burton is the Manager of Spectra.  In their capacities as the Managing Member and Manager, respectively, of Spectra, Mr. Porges and Mr. Burton exercise voting and investment power with respect to the securities held by Spectra.

*The percentages shown reflect immediately exercisable options and warrants held by the named shareholders, as well as the current issued and outstanding common stock held by these shareholders, divided by the total number of actual shares currently issued and outstanding.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.   Certain Relationships and Related Transactions, and Director Independence

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us:

1.           On September 10, 2007, we entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio.  Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio each transferred to us certain mining claims owned by them and located in the province of Quebec, Canada.   The mining claims acquired under the Purchase Agreement cover a total of approximately 10,475 hectares and comprise the Mont Laurier and Temiscamingue properties discussed above

In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio were issued a total of 20,000,000 shares of common stock as follows:

Derek Ivany                                10,000,000 shares
Victor Cantore                              7,000,000 shares
Anna Giglio                                   3,000,000 shares

2.           On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”).  Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada.  Under the Purchase Agreement, we must pay Star Uranium a purchase price of $100,000CDN on or before October 31, 2007.  Also, we will be required to deliver to Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims.  The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, we have also agreed to invest certain minimum amounts in the development of the mineral properties.  Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, we are required to spend a minimum of $400,000CDN toward exploration of the properties before May 16, 2008 and an additional $1,000,000CDN toward exploration and development before May 16, 2010.

Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights.  We have the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000CDN to Star Uranium at any time. The Purchase Agreement, which is in the form of a short Letter of Intent, may be replaced by a more formal agreement if deemed necessary by the parties.

Derek Ivany, who is our President and CEO and a member of our board of directors, was also, at the time of the agreement, Vice-President of Business Development and a member of the board of directors for Star Uranium Corp.

3.           On September 12, 2007, we entered into an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”).  Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to us a total of six mining claims located in the province of Alberta, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, we are required to pay a total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis on or before November 15, 2007.

Item 14.   Principal Accounting Fees and Services

Below is the table of Audit Fees (amounts in US$) billed by our auditor in connection with the audit of the Company’s annual financial statements for the years ended:

Financial Statements for the Year Ended June 30	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2009	$19,500	$0	$0	$0
2008	$6,375	$0	$0	$0

PART IV

Item 15.   Exhibits, Financial Statements Schedules

Index to Financial Statements Required by Article 8 of Regulation S-X:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolid Balance Sheets as of June 30, 2009 and 2008
F-3	Statements of Operations for the years ended June 30, 2009 and 2008 and period from inception to June 30, 2008
F-4	Statement of Stockholders’ Equity for period from inception to June 30, 2009
F-5	Statements of Cash Flows for the years ended June 30, 2009 and 2008 and period from inception to June 30, 2009
F-6	Notes to Financial Statements

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws, as amended (2)
23.1	Consent of Maddox, Ungar Silberstein, PLLC, Certified Public Accountants
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

1	Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002.
2	Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 Ivany Mining, Inc.

By:	/s/Derek Ivany
Derek Ivany President, Chief Executive Officer, and Director
November 10, 2009

In accordance with Section 13 or 15(d) of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

By:	/s/Derek Ivany
Derek Ivany President, Chief Executive Officer, and Director
November 10, 2009

By:	/s/Victor Cantore
Victor Cantore, Chief Financial Officer, Principal Accounting Officer, and Director
November 10, 2009

By:	/s/Sam Nguyen
Sam Nguyen, Vice President and Director
November 10, 2009

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

November 11, 2009

To the Board of Directors of
Ivany Mining, Inc.
St. Leonard, Quebec, Canada

To Whom It May Concern:

Consent of Independent Registered Public Accounting Firm

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Ivany Mining, Inc. of our report dated November 11, 2009, relating to the financial statements of Ivany Mining, Inc., a Delaware Corporation, as of and for the years ending June 30, 2009 and 2008 and for the period from inception to June 30, 2009.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Ivany Mining, Inc.
St. Leonard, Quebec, Canada

We have audited the accompanying balance sheets of Ivany Mining, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period from inception through June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over   financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ivany Mining, Inc. as of June 30, 2009 and 2008, and the results of its operations and cash flows for the periods then ended and for the period from inception through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 11, 2009

IVANY MINING, INC.
(An Exploration Stage Company)
Balance Sheets

ASSETS

	June 30,	June 30,
	2009	2008

CURRENT ASSETS

Cash	$455,263	$102,983

Total Current Assets	455,263	102,983

EQUIPMENT, net	3,286	5,306

OTHER ASSETS

Mineral properties	-	-

Total Other Assets	-	-

TOTAL ASSETS	$458,549	$108,289

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$53,653	$17,686
Loans due to shareholders	46,983	-

Total Current Liabilities	100,636	17,686

STOCKHOLDERS' EQUITY

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 36,431,877, and 25,451,877 shares
issued and outstanding respectively	36,052	25,452
Additional paid-in capital	9,871,877	9,094,477
Stock subscription receivable	(19,000)	-
Deficit accumulated during the exploration stage	(9,555,016)	(9,029,326)

Total Stockholders' Equity	357,913	90,603

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$458,549	$108,289

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Operations

			From Inception
	For the Year Ended		Through
	June 30,		June 30,
	2009	2008	2009

REVENUES	$-	$-	$-

OPERATING EXPENSES

Exploration	31,276	139,597	170,873
Professional Fees	180,314	288,575	468,889
General and administrative	289,927	1,674,424	1,964,351
Impairment of mining properties	17,153	528,068	545,221
Depreciation	2,020	758	2,778

Total Operating Expenses	520,690	2,631,422	3,152,112

LOSS FROM OPERATIONS	(520,690)	(2,631,422)	(3,152,112)
INCOME TAX EXPENSE	-	-	-

LOSS FROM CONTINUING OPERATIONS	(520,690)	(2,631,422)	(3,152,112)

DISCONTINUED OPERATIONS	-	-	(6,397,904)

NET LOSS	$(520,690)	$(2,631,422)	$(9,550,016)

BASIC LOSS PER SHARE	$(0.02)	$(0.20)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	25,994,069	12,848,955

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Stockholders'Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance, June 30, 2005	246,032	$246	$6,215,095	$(6,330,697)	$(115,356)

Net loss for the year ended
June 30, 2006	-	-	-	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	(6,359,215)	(143,874)

Net loss for the year ended
June 30, 2007	-	-	-	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	(6,397,904)	(182,563)

Mineral properties acquired
for common stock	20,150,000	20,150	77,958	-	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	-	1,278,247

Value of options granted	-	-	1,528,233	-	1,528,233

Net loss for the year
ended June 30, 2008	-	-	-	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	(9,029,326)	90,603

Common stock issued for
services at $0.91	300,000	300	272,700	-	273,000

Common stock issed for
cash at $0.05 per share	200,000	200	9,800	-	10,000

Common stock issued for exercised
options at $0.05 per share	100,000	100	4,900	-	5,000

Common stock issed for
cash at $0.05 per share	10,380,000	10,380	508,620	-	519,000

Shares to be issued	(380,000)	(380)	(18,620)	-	(19,000)

Net loss for the year ended
June 30, 2009	-	-	-	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	$36,052	$9,871,877	$(9,550,016)	$357,913

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Cash Flows

			From Inception
	For the Year Ended June 30,		Through June 30,
	2009	2008	2009

OPERATING ACTIVITIES

Net loss	$(520,690)	$(2,631,422)	$(9,550,016)
Adjustments to reconcile net loss to net cash
used by operating activities:
Discountinued operations	-	-	6,215,341
Value of options granted	-	1,528,233	1,528,233
Common stock issued for services	273,000	-	273,000
Depreciation	2,020	758	2,778
Impairment of mining properties	17,153	528,068	545,221
Changes in operating assets and liabilities:
Change in accounts payable	35,967	(15,796)	53,653

Net Cash Used in
Operating Activities	(192,550)	(590,159)	(931,790)

INVESTING ACTIVITIES

Purchase of mineral properties	(17,153)	(429,960)	(447,113)
Purchase of computer equipment	-	(6,064)	(6,064)

Net Cash Used in
Investing Activities	(17,153)	(436,024)	(453,177)

FINANCING ACTIVITIES

Proceeds from common stock	515,000	1,278,247	1,793,247
Repayment of notes payable	-	(40,247)	(40,247)
Proceeds from notes payable	-	-	40,247
Repayment to shareholder	-	(113,979)	(113,979)
Borrowings from shareholder	46,983	5,145	160,962

Net Cash Provided by
Financing Activities	561,983	1,129,166	1,840,230

NET DECREASE IN CASH	352,280	102,983	455,263

CASH AT BEGINNING OF PERIOD	120,304	-	-

CASH AT END OF PERIOD	$455,263	$102,983	$455,263

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	-	$-
Income Taxes	$-	-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for mineral properties	$-	$98,108	$98,108

The accompanying notes are an integral part of these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business – Ivany Mining, Inc. (fka Planet411.com, Inc.), (referred to as the “Company”) was previously involved in the e-business industry. It provided end-to-end, e-business solutions to businesses interested in doing e-tailing (selling of retail goods on the Internet). As of June 30, 2007 the Company determined to focus on the strategic acquisition and development of uranium, diamond, base metals, and precious metals properties on a worldwide basis. Accordingly, it was reclassified as a development stage company and its prior operations were reclassified to discontinued operations.

History - Planet411.com Corporation, the Company's predecessor, was incorporated in Nevada on April 23, 1990, as Investor Club of the United States. The name was changed to Noble Financing Group Inc. (in 1992), then to Newman Energy Technologies Incorporated (1998), then World Star Asia, Inc. (1998), Comgen Corp. (1998) and then to Planet411.com Corporation on February 11, 1999 to reflect its then current business objectives. Planet411.com Inc. was incorporated on July 13, 1999. Planet411.com Corporation was merged with and into Planet411.com Inc. (referred to as the “Company”) on October 6, 1999 for the sole purpose of changing the Company's jurisdiction of incorporation to Delaware. On July 18, 2007, the Company filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger whereby the Company (as Planet411.com Inc.) would merge with its wholly-owned subsidiary, Ivany Mining Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of July 18, 2007, was completed pursuant to Section Title 8, Section 251(c) of the Delaware General Corporation Law. Upon completion of this merger, the Company's name has been changed to "Ivany Mining Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of approximately $9,550,016 since its inception and requires capital for its contemplated operational and marketing activities to take place. The company’s ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Definition of fiscal year - The Company’s fiscal year end is June 30.

Use of estimates - The preparation of audited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - The Company discloses, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Revenue Recognition Policy-The Company will determine its revenue recognition policies upon commencement of its mining operations.

Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Income taxes -   Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The income tax provision differs from the amount of income tax determined by applying US and Canadian federal income tax rates of 39% to pre-tax income for the years ended June 30, 2009 and 2008 due to the following:

	2009	2008

Book loss	$(520,690)	$(2,631,422)
Common stock and stock options granted for services	273,000	1,528,233
Valuation allowance	247,690	1,103,189

	$-	$-

Net deferred tax assets consist of the following components as of June 30, 2009 and 2008:

	2009	2008
Deferred tax assets:
NOL Carryover	$3,972,196	$3,724,506
Valuation allowance	(3,972,196)	(3,724,506)
Net deferred tax assets	$-	$-

At June 30, 2009, the Company had net operating loss carry forwards of approximately $3,972,196 that may be offset against future taxable income through 2029.  No tax benefit has been reported in the June 30, 2009, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Advertising Costs- The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling and marketing expenses during the reported periods.

Recent Accounting Pronouncements
In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Recent Accounting Pronouncements
In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

 In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007.   Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.

Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

1.           DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company adopted this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157; Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted this statement March 1, 2008, and it did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Equity-Based Compensation – The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R. As of June 30, 2009, the Company has not issued any share-based payments to its employees.

Impairment of Long-Lived Assets -The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

2.        LOANS DUE TO SHAREHOLDER

As of June 30, 2009, the Company had an unsecured, non interest bearing demand loan due to a shareholder of the Company totaling $46,983.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

3.        CAPITAL STOCK TRANSACTIONS

Preferred stock - The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2009, the Company has no shares of preferred stock issued or outstanding.

Common stock - The authorized common stock is 200,000,000 shares with a par value of $0.001. During the year ended June 30, 2007, the Company completed a reverse split on its common stock from 500 shares to 1 share. The reverse stock split is reflected on a retroactive basis. During the year ended June 30, 2008, the Company issued 5,055,845 shares of its common stock for cash of $1,278,247. The Company also issued 20,150,000 shares of its common stock for mineral properties valued at $98,108.

During the year ended June 30, 2009, the Company issued 200,000 shares of its common stock at $0.05 per share for $10,000.   The Company also issued 10,380,000 shares of its common stock for $519,000 cash at $0.05 per share.  Of this, $19,000 is recorded as a stock subscription receivable as payment for shares was not received until after the end of the fiscal year.

An additional 100,000 shares of common stock were issued for exercised options at a strike price of $0.05 per share for a total of $5,000.

During the year ended June 30, 2009, the Company issued 300,000 shares of its common stock at $0.91 per share for services.

4.           MINERAL PROPERTIES

On September 10, 2007, the Compnay entered into a Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany, Victor Cantore, and Anna Giglio. Under the terms of the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio have each transferred to the Company certain mining claims owned by them and located in the province of Quebec, Canada.

The mining claims acquired under the Purchase Agreement cover a total of approximately 27,277.27 hectares.  In exchange for the mining claims transferred to us under the Purchase Agreement, Mr. Ivany, Mr. Cantore, and Ms. Giglio were issued a total of 20,000,000 shares of common stock.

On September 11, 2007, the Company entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to the Company ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, the Company paid Star Uranium a purchase price of $100,000 on or before October 31, 2007. Also, the Company delivered to Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, the Company has also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, the Company was required to spend a minimum of $400,000 toward exploration of the properties before May 16, 2008 and an additional $1,000,000 toward exploration and development before May 16, 2010. Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights. The Company has the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000 to Star Uranium at any time.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008
4.           MINERAL PROPERTIES (CONTINUED)

On September 12, 2007, the Company entered into an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to the Company a total of six mining claims located in the province of Alberta, Canada. In exchange for the mining claims transferred to the Company under the Purchase Agreement, the Company paid total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis.

At the close of the fiscal year ended June 30, 2008, the Company recognized an impairment charge of $528,068 on the value of its mining property, primarily due to the facts that the Company is an exploration stage company and future cash flow is unpredictable due to a lack of operating history, the future required minimum expenditures that the Company is uncertain of funding, and the uncertainty of the prospects of the land.

At the close of the fiscal year ended June 30, 2009 the Company again performed an impairment analysis in regards to the carrying value of the mineral properties held on the company books.  Due to the same reasons noted above, the Company impaired the value of its mining properties.  This resulted in an impairment expense of $17,153 for the year ended June 30, 2009.

5.           STOCK OPTIONS AND WARRANTS

During the year ended June 30, 2008, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes
During the year ended June 30, 2008, the estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: expected term of 2 years, a risk free interest rate of 3.35%, a dividend yield of 0% and volatility of 90%. The amount of the expense charged to operations for compensatory options and warrants granted in exchange for services was $1,528,233.

During the year ended June 30, 2009, no compensatory common stock purchase options were granted.  The strike prices of the options granted we adjusted twice in accordance with board approval.  At each reevaluation date, the company recomputed the fair market value of the options.  In neither case did the revised value exceed the originally recorded value thus no adjustment to the option expense was made. These changes included changes in stock options issued to employees for the years ended June 30, 2009 and 2008 are as follows:

	Weighted Number of Options	Average Exercise Price
Outstanding, June 30, 2007	-	$-
Granted	2,500,000	0.10
Exercised	-
Cancelled	-	-
Outstanding, June 30, 2008	2,500,000	$0.10

Exercisable, June 30, 2008	2,500,000	$0.10

Outstanding, June 30, 2008	2,500,000	0.10
Granted	-	-
Exercised	100,000	0.05
Cancelled	-	-
Outstanding, June 30, 2009	2,400,000	$0.10
Exercisable, June 30, 2009	2,400,000	$0.10

6.           SUBSEQUENT EVENTS

On July 10, 2009, the Company sold an additional 600,000 shares of its common stock for $30,000 cash at $0.05 per share.

The Company has analyzed its operations subsequent to June 30, 2009 through November 11, 2009 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

IVANY MINING, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2009 and 2008

7.           RESTATEMENT OF FINANCIAL STATEMENTS
On September 29, 2009 the Company discovered a material error in its accounting that resulted in a misstatement of the financial statements for the fiscal year ended June 30, 2008.  The Company had neglected to perform required impairment analyses surrounding the valuation of its mineral properties.  The Company retroactively performed these analyses on September 29, 2009 and determined that due to the fact that the Company is an exploration stage company and based on the fact that future cash flow is unpredictable, the Company lacks reliable operating history, and the uncertainty of the prospects of the land, the Company  determined it needed to record an impairment of the value of the mineral properties.

Additionally the Company erred in calculating the value of compensatory options issued to company employees during the fiscal year ended June 30, 2008.  Subsequent to a reevaluation of the Black-Scholes model assumptions used, an additional expense of $235,566 was recorded to reflect the fair market value of those options.

These two adjustments result in an impairment loss for the year ended June 30, 2008 of $528,068 and additional General and Administrative expense of $235,566, thus increasing total operating expenses by $763,634.  Accordingly, Additional Paid-in Capital was increased by $235,566 and the carrying value of the mineral properties was reduced to $-0-.  Other amounts were reclassified to agree with classifications adopted for fiscal year end June 30, 2009.

In addition to the major adjustments noted above, other various differences in account balances were corrected.  Below are presented summaries of the difference between the original and restated Balance Sheet and Statements of Operations.

ASSETS

	June 30,	June 30,
	2008	2008
	(Restated)	(Original)
CURRENT ASSETS

Cash	$102,983	$120,304

Total Current Assets	102,983	120,304

EQUIPMENT, net	5,306	5,336

OTHER ASSETS

Mineral properties	-	528,068

Total Other Assets	-	528,068

TOTAL ASSETS	$108,289	$653,708

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$17,686	$14,263
Loans due to shareholders	-	-

Total Current Liabilities	14,263	14,263

STOCKHOLDERS' EQUITY

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 36,431,877, and 25,451,877
shares issued and outstanding respectively	25,452	25,452
Additional paid-in capital	9,094,477	8,858,911
Stock subscription receivable	-	-
Deficit accumulated during the exploration stage	(9,029,326)	(8,244,918)

Total Stockholders' Equity	90,603	639,445

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$108,289	$653,708

STATEMENTS OF OPERATONS

	Restated		Original
		From Inception		From Inception
	For the Year Ended	Through	For the Year Ended	Through
	June 30,	June 30,	June 30,	June 30,
	2008	2009	2008	2009

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES

Exploration	139,597	139,801	139,801	139,801
Professional Fees	288,575	288,575	-	-
General and administrative	1,674,424	1,674,424	1,847,014	1,847,014
Impairment of mining properties	528,068	528,068	-	-
Depreciation	758	758	758	758

Total Operating Expenses	2,631,422	2,631,422	1,847,014	1,847,014

LOSS FROM OPERATIONS	(2,631,422)	(2,631,422)	(1,847,014)	(1,847,014)
INCOME TAX EXPENSE	-	-	-	-

LOSS FROM CONTINUING OPERATIONS	(2,631,422)	(2,631,422)	(1,847,014)	(1,847,014)
LOSS (GAIN) ON CURRENCY EXCHANGE	-	-	-	-

DISCONTINUED OPERATIONS	-	(6,397,904)	-	(6,397,904)

NET LOSS	$(2,631,422)	$(9,550,016)	$(1,847,014)	$(8,244,918)

BASIC LOSS PER SHARE	$(0.20)		$(0.14)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	12,848,955		12,848,955

CERTIFICATIONS

I, Derek Ivany, certify that;

1.	I have reviewed this annual report on Form 10-K for the year ended 6/30/09 of Ivany Mining Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: 11/10/09
/s/ Derek Ivany
By: Derek Ivany
Title: Chief Executive Officer

CERTIFICATIONS

I, Derek Ivany, certify that;

1.	I have reviewed this annual report on Form 10-K for the year ended 6/30/09 of Ivany Mining Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: 11/10/09
/s/ Derek Ivany
By: Derek Ivany
Title: Chief Financial Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of Ivany Mining Inc. (the “Company”) on Form 10-K for the year ended 6/30/09 filed with the Securities and Exchange Commission (the “Report”), I, Derek Ivany, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Derek Ivany
Name:	Derek Ivany
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	11/10/09

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2008

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period to __________

Commission File Number: 000-27645

Ivany Mining Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8720 A Rue Du Frost, St. Leonard, Quebec, Canada H1P 2Z5
(Address of principal executive offices)

514-325-4567
(Issuer’s telephone number)
_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)
Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes    [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [  ] No [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes [ ]   No [X]

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:  37,031,877 Common Shares as of November 16, 2009.

 PART I - FINANCIAL INFORMATION

Item 1.                           Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheets as of September 30, 2009 (unaudited) and June 30, 2009 (audited);
F-2 F-3

Statements of Operations for the three  months ended September 30, 2009 and 2008 and from inception of current operations through September 30, 2009 (unaudited);

Statements of Stockholders’ Equity as of September 30, 2009 (unaudited);

F-4	Statements of Cash Flows for the three months ended Sptember 30, 2009 and 2008 and from inception of current operations through September 30, 2009 (unaudited);
F-5	Notes to Financial Statements.

These unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended September 30, 2009 are not necessarily indicative of the results that can be expected for the full year.

3

IVANY MINING, INC.
(An Exploration Stage Company)
Balance Sheets

ASSETS

	September 30,	June 30,
	2009	2009
	(unaudited)	(audited)
CURRENT ASSETS

Cash	$376,486	$455,263

Total Current Assets	376,486	455,263

EQUIPMENT, net	2,781	3,286

OTHER ASSETS

Mineral properties	-	-

Total Other Assets	-	-

TOTAL ASSETS	$379,267	$458,549

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$47,783	$53,653
Loans due to shareholders	51,582	46,983

Total Current Liabilities	99,365	100,636

STOCKHOLDERS' EQUITY

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 37,031,877, and 36,051,877
shares issued and outstanding, respectively	37,032	36,052
Additional paid-in capital	9,900,897	9,852,877
Stock subscription (receivable) payable	(10,000)	19,000
Deficit accumulated during the exploration stage	(9,648,027)	(9,550,016)

Total Stockholders' Equity	279,902	357,913

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$379,267	$458,549

The accompanying notes are an intregral part of these financial statements.

F-1

IVANY MINING, INC.
(An Exploration Stage Company)
Statements of Operations
(unaudited)

			From Inception
	For the Three Months Ended		Through
	September 30,		September 30,
	2009	2008	2009
		(Restated)
REVENUES	$-	$-	$-

OPERATING EXPENSES

Exploration	-	31,547	170,873
Professional fees	78,600	10,216	547,489
General and administrative	18,906	341,175	1,983,257
Impairment of mining properties	-	-	545,221
Depreciation	505	505	3,283

Total Operating Expenses	98,011	383,443	3,250,123

LOSS FROM OPERATIONS	(98,011)	(383,443)	(3,250,123)
INCOME TAX EXPENSE	-	-	-

LOSS FROM CONTINUING OPERATIONS	(98,011)	(383,443)	(3,250,123)

DISCONTINUED OPERATIONS	-	-	(6,397,904)

NET LOSS	$(98,011)	$(383,443)	$(9,648,027)

BASIC LOSS PER SHARE	$(0.00)	$(0.03)

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING	36,541,877	12,848,955

The accompanying notes are an intregral part of these financial statements.

F-2

IVANY MINING, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity (unaudited)

					Deficit
				Stock	Accumulated
			Additional	Subscription	During the	Total
	Common Stock		Paid-In	(Receivable)	Exploration	Stockholders'
	Shares	Amount	Capital	Payable	Stage	Equity

Balance, June 30, 2005	246,032	$246	$6,215,095	$-	$(6,330,697)	$(115,356)

Net loss for the year ended
June 30, 2006	-	-	-	-	(28,518)	(28,518)

Balance, June 30, 2006	246,032	246	6,215,095	-	(6,359,215)	(143,874)

Net loss for the year ended
June 30, 2007	-	-	-	-	(38,689)	(38,689)

Balance, June 30, 2007	246,032	246	6,215,095	-	(6,397,904)	(182,563)

Mineral properties acquired
for common stock	20,150,000	20,150	77,958	-	-	98,108

Common stock issued for cash	5,055,845	5,056	1,273,191	-	-	1,278,247

Value of options granted	-	-	1,528,233	-	-	1,528,233

Net loss for the year
ended June 30, 2008	-	-	-	-	(2,631,422)	(2,631,422)

Balance, June 30, 2008	25,451,877	25,452	9,094,477	-	(9,029,326)	90,603

Common stock issued for
services at $0.91	300,000	300	272,700	-	-	273,000

Common stock issued for
cash at $0.05 per share	200,000	200	9,800	-	-	10,000

Common stock issued for exercised
options at $0.05 per share	100,000	100	4,900	-	-	5,000

Common stock issued for
cash at $0.05 per share	10,000,000	10,000	471,000	19,000	-	500,000

Net loss for the year ended
June 30, 2009	-	-	-	-	(520,690)	(520,690)

Balance, June 30, 2009	36,051,877	36,052	9,852,877	19,000	(9,550,016)	357,913

Common stock issued for
cash at $0.05 per share	980,000	980	48,020	(29,000)	-	20,000

Net loss for the three months ended
September 30, 2009	-	-	-	-	(98,011)	(98,011)

Balance, September 30, 2009	37,031,877	$37,032	$9,900,897	$(10,000)	$(9,648,027)	$279,902

The accompanying notes are an intregral part of these financial statements.

F-3

IVANY MINING, INC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

			From Inception
	For the Three Months Ended		Through
	September 30,		September 30,
	2009	2008	2009
		(Restated)
OPERATING ACTIVITIES

Net loss	$(98,011)	$(383,443)	$(9,648,027)
Adjustments to reconcile net loss to net cash
used by operating activities:
Discountinued operations	-	-	6,215,341
Value of options granted	-	-	1,528,233
Common stock issued for services	-	273,000	273,000
Depreciation	505	505	3,283
Impairment of mining properties	-	-	545,221
Changes in operating assets and liabilities:
Change in accounts payable	(5,870)	6,340	47,783

Net Cash Used in
Operating Activities	(103,376)	(103,598)	(1,035,166)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	(447,113)
Purchase of computer equipment	-	-	(6,064)

Net Cash Used in
Investing Activities	-	-	(453,177)

FINANCING ACTIVITIES

Proceeds from common stock	20,000	-	1,813,247
Repayment of notes payable	(2,588)	-	(42,835)
Proceeds from notes payable	7,187	-	47,434
Repayment to shareholder	-	-	(113,979)
Borrowings from shareholder	-	2,000	160,962

Net Cash Provided by
Financing Activities	24,599	2,000	1,864,829

NET INCREASE (DECREASE) IN CASH	(78,777)	(101,598)	376,486

CASH AT BEGINNING OF PERIOD	455,263	102,983	-

CASH AT END OF PERIOD	$376,486	$1,385	$376,486

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for mineral properties	$-	$98,108	$98,108

The accompanying notes are an intregral part of these financial statements.

F-4

IVANY MINING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to make the financial statements be not misleading and to present fairly the financial position, results of operations, and cash flows at September 30, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s June 30, 2009 audited financial statements.  The results of operations for the periods ended September 30, 2009 and 2008 are not necessarily indicative of the operating results for the full years.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10)  is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC)..

In June 2009, the FASB issued SFAS 168,  The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 nd interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

F-5

IVANY MINING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - ISSUANCE OF COMMON STOCK

During the three month period ending September 30, 2009, the Company issued 400,000 shares of common stock at a value of $0.05 per share for cash.

During the three month period ending September 30, 2009, the Company issued 380,000 shares of common stock.  The Company had received $19,000 in exchange for these shares during the year ended June 30, 2009.  The Company also issued 200,000 shares of common stock for cash at $0.05 per share for which it has not been paid as of the end of the three months September 30, 2009.

NOTE 4 - RELATED PARTY NOTE

As of September 30, 2009, the Company had an unsecured, non interest bearing demand loan due to a shareholder of the Company totaling $51,582.

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to September 30, 2009 through November 18, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-6

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.   These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Description of Business

Ivany Mining Inc. was formed as a Delaware corporation on July 13, 1999.  Our principal executive offices are located at 8720-A Rue Du Frost, St. Leonard, Quebec, Canada H1P 2Z5.  Our telephone number is 514-325-4567.

We are in the business of mineral exploration and development. We have acquired or entered into agreements to acquire several mineral claims in the provinces and Quebec and Alberta, Canada. Our plan is to attempt to identify and pursue opportunities for the acquisition and development of mining properties in Canada and around the world.

We are focused on the strategic acquisition and development of uranium, diamond, base metals, and precious metal properties on a worldwide basis. Our long-term objective is to become a sustainable mid-tier base & precious metal producer in Canada & Cambodia, to the benefit of all stakeholders, in a socially and environmentally responsible manner. Our overall strategy is to rapidly advance our recently acquired/optioned base & precious metal exploration properties.

Exploration of our mineral claims is required before a final determination as to their viability can be made. The existence of commercially exploitable mineral deposits in our mineral claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration programs.

4

Zama Lake Pb-Zn Property

Acquisition of Property

On September 11, 2007, we entered into a Letter of Intent Purchase Agreement (the “Purchase Agreement”) with Star Uranium Corp. (“Star Uranium”). Under the terms of the Purchase Agreement, Star Uranium has agreed to transfer to us ten mining claims located in the Zama Lake area of northern Alberta, Canada. Under the Purchase Agreement, we paid Star Uranium a cash purchase price of $100,000CDN. Also, we issued Star Uranium 150,000 shares of our common stock as additional consideration for the purchased mining claims. The mining claims transferred under the Purchase Agreement cover a total of approximately 92,160 hectares.

Under the Purchase Agreement, we have also agreed to invest certain minimum amounts in the development of the mineral properties. Subject to any negotiated adjustments which may be made by the parties based on future geological evaluation, we were required to spend a minimum of $400,000CDN toward exploration of the properties before May 16, 2008.  We are required to spend an additional $1,000,000CDN toward exploration and development before May 16, 2010.

Star Uranium has retained a 2% smelter royalty on the properties and has retained all diamond rights. We have the option to buy-down the retained net smelter royalty to 1% by making an additional payment of $1,000,000CDN to Star Uranium at any time. The Purchase Agreement, which is in the form of a short Letter of Intent, may be replaced by a more formal agreement if deemed necessary by the parties.

On September 12, 2007, we acquired additional claims in Alberta under an Alberta Mining Claims Purchase Agreement (the “Purchase Agreement”) with Derek Ivany and Royal Atlantis Group, Inc. (“Royal Atlantis”). Under the terms of the Purchase Agreement, Mr. Ivany and Royal Atlantis have transferred to us a total of six mining claims located in the province of Alberta, Canada.

In exchange for the mining claims transferred to us under the Purchase Agreement, we paid a total of $20,000 ($10,000 each) to Mr. Ivany and Royal Atlantis.

In 2007, Ivany Mining Inc. hired Paul A. Hawkins & Associates Ltd. an independent geological services firm to further analyze and complete a National Instrument 43-101 compliance form on the property. The report covers the property optioned from Star Uranium and outlines a detailed exploration program.

5

Description and Location of the Zama Lake Property

The Zama Lake Pb-Zn property consists of ten metallic mineral permits covering 92,160 hectares (227,732.3 acres) located 700 km north northwest of Edmonton Alberta. The property is a grass roots Pb-Zn Play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field. Zama Lake and Zama City are oil industry support bases and are located within the property.

The Zama Lake Pb-Zn consists of ten metallic mineral permits covering 92,160 hectares (227,732.3 acres) located 700 km north northwest of Edmonton Alberta. The property is a grass roots Pb-Zn Play staked as the result of the discovery of anomalous sphalerite and galena grains found in till samples collected during diamond exploration. The property area is forested and hosts parts of the Zama Lake Oil and Gas field. Zama Lake and Zama City are oil industry support bases and are located within the property. The First Nation Dene Tha’ (Assumption-Habay-Chateh) settlement exists to the south of the property.

Exploration Potential

The presence of anomalous concentrations of sphalerite and galena in the coarse sand fraction of till from the Zama Lake area suggests the possible presence of proximal Pb-Zn mineralization. Given the area geology, this mineralization may be either Sedex mineralization in the underlying shale or MVT mineralization in the deeper carbonates.

Northern Alberta hosts a thick sequence of shale, which is cut by the Great Slave Shear Zone which extends southwest from the Pine Point area into the Zama Lake / Rainbow Lake area. Core studies of Keg River carbonate in the area show dolomitization, brecciation, and the presence of cements containing fluorite, chalcopyrite, sphalerite, and / or galena, which are indicative of hydrothermal activity in the immediate region. This hydrothermal activity is likely present because the association of higher temperature saddle dolomite with epigenetic lead and zinc mineralization, hydrocarbons, and sulfate-rich carbonate proximal to major basement faults. The discovery of significant concentrations of Zn and Pb in modern saline formation waters emanating from Middle Devonian Keg River Formation in northern Alberta suggests a possible ore-source in the area that has not yet been discovered (Hitchon, 1993).

Throughout northern Alberta and southern Northwest Territories, numerous and extensive thick carbonate successions occur in the cratonic platform wedge of strata within the Western Canadian Sedimentary Basin. These same rocks host the Pine Point MVT mineralization. No Sedex deposits have been found in Cenozoic or Mesozoic age rocks but there is a clear association and close genetic link between deposit types. Potential exists for both types of deposit in the Zama Lake area.

The exploration potential of the Zama Lake Pb-Zn property lies in the recognition that the discovery of sphalerite, galena, barite grains in heavy mineral concentrates are being indicative of the metal bearing hydrothermal fluids ascending through a sedimentary package which hosts carbonates and shale where they could have deposited economic Pb-Zn deposits. Previous to this, sphalerite and galena occurrences were known in the Devonian carbonate rocks in oil wells in northern Alberta. High levels of metals were also found in saline formation waters in Devonian Keg River Formation. Both the federal (GSC) and provincial (AGS) geological surveys have been promoting the Pb-Zn conceptual potential of the Western Canadian Sedimentary Basin for several years (Rice, 2001; Hannigan, 2002; Hannigan et al., 2003). Previous analyses of Devonian formation waters in Northern Alberta show these waters to be Pb-rich and are thus not related to Pine Point because the deposit is Zn-rich. Recent analysis shows that Zn values are in an order of magnitude greater than Pb (Hannigan et al., 2003). Lead isotope dating of the Pine Point deposits is 290 Ma (290 million years ago or Late Pennsylvanian age). The metal-bearing fluids responsible for Pine Point are much older and likely different than modern formation waters. Modern formation waters are likely driven by a Laramide deformation event within the Cretaceous. This would make the whole sedimentary package prospective for Pb-Zn deposition.

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The presence of the classical Pb - Zn - Mo anomalous geochemistry on a regional basis in the surficial environment in the clay silt fraction of till within the Zama Lake area indicates proximal source and not a far traveled transported anomaly. This potential has only recently been recognized. The structural setting of the Zama Lake Area along parallel structures to the MacDonald - Great Slave Fault northeast-southwest system and cross cutting northwest-southwest structures is similar in setting to the Pine Point Area. Most of these structures are basement features, which have been reactivated over time and penetrate nearly the full sedimentary package. These structures are likely one of the major controls localizing mineralization.

Exploration on the Zama Lake property consisting of till sampling, examination of indicator mineral concentrates and silt geochemistry indicates the likely proximal presence of Pb-Zn mineralization near surface. The best potential likely exists along structural breaks (faults), collapse structures, porous zones (tuffs), and proximal or up dip of petroleum zones. This potential likely exists beyond the carbonates at depth and into the shale. Further work is required to evaluate this grass-roots Pb-Zn property of merit.

Geological Exploration Program in General and Recommendations From Our Consulting Geologist

We have obtained an independent Technical Report on the Zama Lake property from Paul A. Hawkins, P.Eng. Mr. Hawkins prepared the Technical Report and reviewed all available exploration data completed on these mineral claims.

The property that is the subject of the Zama Lake property is undeveloped and does not contain any open-pit or underground mines which can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.  In order to further evaluate the potential of the Zama Lake property, our consulting geologist has recommended a two-phase exploration program.

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Phase I

Sub-surface data should be compiled from select wells on the property to compile the shallow stratigraphy from well logs. Any structural information from the logs would also be valuable. Bedrock topography would also be important to avoid areas of deep overburden. This information can likely be acquired at a minimum cost.

Further, more extensive bulk till and silt geochemical sampling should be untaken at a higher density using ATV for better access into more remote and wetter areas where summer access does not exist. Coverage of silt geochemistry sampling should be expanded beyond that of addition bulk till sampling. Orientation studies should also be undertaken to define variation with depth and lateral variation within burrow pits near current anomalous areas. Increasing bulk till sample size should also be evaluated. Data from GSC / AGS multi-element sampling should be fully integrated into a single database.

Isotopic age dating of the sulfide indicator minerals recovered is warranted to date the age of the mineralization. The age date for mineralization at Pine Point is 290 million years ago. The age date for mineral at Zama Lake in the subsurface within Devonian carbonates is of a similar age. Mineralization near surface may relate to the Laramide Orogeny 47 ±10 Ma (million years ago). This Laramide Orogeny likely deforms rocks up and including Cretaceous age rock. If the age dates are much younger than the old lead dates for Pine Point, the potential for the play increases significantly. Several of the grains should have their isotopic composition determined.

Processing of aeromagnetic data should be completed and targets selected for ground follow-up. Follow-up ground geophysics should likely initially consist of ground magnetometer, VLF-EM, HLEM and selected induced polarization (IP) surveys. The best suite of surveys should be determined given the local ground conditions and overburden thickness. It will likely be possible in some cases to use pre-existing grid lines from seismic surveys. Total cost for the Phase I program is estimated at $400,000.

Phase II

The recommended Phase II program is largely a winter drilling program because of access issues. A suite of ground geophysics would delineate drill targets. Drilling would then be conducted on defined targets within 152.4 m (500 ft) of surface. Where possible, surface access would be gained by using pre-existing winter roads. Operations would likely be based out of one of Zama City’s open camps. Special care would be required in areas of shallow natural gas. The special care procedures would not be cost prohibitive but include extra training of crews, spark arrestor on diesel engines and gas deflector on casings. The drilling component of the Phase II program budget is contingent on the delineation of suitable drill targets. A phase II budget of $1,000,000 is recommended.

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Exploration Budget

Phase I

Well Log Data Compilation	$25,000
Heavy Mineral Sampling	$25,000
Laboratory & Isotopic Analysis	$35,000
Ground Geophysics (IP, EM and Mag)	$265,000
Project Management and Reporting	$50,000
Phase I Total	$400,000	$400,000

Phase II

Ground Geophysics (IP, EM and Mag)	$200,000
Diamond Drilling (3000 m.)	$750,000
Project Management and Reporting	$50,000
Sub-total=	$1,000,000	$1,000,000

Project Total=	$1,400,000

Quebec Properties

We have also acquired a 100% interest in two large sets of mineral claims in the province of Quebec, Canada. We have not yet commissioned geological or technical reports on these properties and can give no data or other assurances regarding their value or exploration potential at this time. We plan to obtain independent reports regarding these properties in the near future. The following is a brief description of the Quebec properties our plans for conducting initial surveying and sampling on these claims:

Temiscamingue property

The Temiscamingue property is located approximately 40 kilometers east of the town of Ville Marie and 100 kilometers south of Rouyn Noranda, halfway between the Elliott Lake Uranium camp in Ontario and the Abitibi Gold Belt, within the Grenville Province Front. The project is accessible via logging roads. Government regional stream sediment survey have identified many anomalies in the area. Property is strategically located between the claims of Superior Diamonds (adjacent to the north) where new kimberlites have recently been discovered and the property of Aurizon Mines (adjacent to the south) which has reported as much as 100 grams of gold per ton during till sampling with the objective of identifying the gold dispersion trains previously outlined. Ivany Mining has acquired a 100% undivided interest of 24928.68 acres in this mineral rich Temiscamingue region.

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Regional Geology

The Superior Province is the largest Archean craton in the world, half of which is located in Québec. This craton is a highly prospective region for kimberlite exploration, meeting all four criteria for hosting economic grades of diamond-bearing kimberlite: 1) the presence of an Archean craton; 2) the refractive, relatively cool and low-density peridotitic root of the craton has been insulated against reheating and excessive tectonic reworking; 3) the presence of major tectonic structures; and 4) association of diamonds with other intrusive rocks. Four kimberlite fields have been identified in Québec, the Temiscamingue Field being one of these.

Local Geology

The Property over thrusts 2 geological structural provinces, intruded by granite-granodiorite-mafic and ultramafic rocks all faulted and sheared. Fault sets and lineaments intersect the Structural Thrust Front. It is on the Central-median ridge of the “Temiscamingue Lake Rift” and on the strike of many Diamond Kimberlite occurrences.

Stream sediment geochemistry points to strong anomalies for Nickel, Uranium, and Rare Earths Elements along with good gold potential and many circular shape magnetic anomalies to be tested for their Kimberlitic potential.

Mont Laurier properties

Ivany Mining owns a 100% interest in a large group of claims situated in the area of Mont Laurier, Quebec, the property is located less than 200 kilometers northwest of Montreal and is easily accessible by both paved and gravel roads. The Mont Laurier properties were acquired after Nova Uranium and Strateco Resources made several discoveries in the area. Ivany Mining has claims adjacent to Strateco and Nova uranium in a North/South trend. Previous exploration in the area has resulted in many uranium showings including a grab sample showing a result of over 70lbs/ton of U308. Also, there are estimations of sizeable U308 reserves in the area, but theses reserves are pre NI-43 101 therefore not compliant. With the price of U308 recently climbing to $136 per pound, there has been renewed interesting the area. The close proximity to a major metropolitan city makes this project very attractive as exploration and mining costs are sharply reduced as compared to projects in remote areas.

Regional Mineralization

The Mont Laurier Uranium Exploration Camp area is one of many radioactive districts scattered throughout the Grenville Structure Province. Many of the Grenville radioactive occurrences (chiefly related to intrusives of granitic composition) are found in the southwestern extent of the structural province, extending from southwest Quebec into eastern Ontario.

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Local Mineralization

The Property hosts at least 21 historical uranium showings, where syngenetic uranium mineralization is found in metamorphic pegmatites and granites. Some of these major mineral showings are comprised of a collection of smaller individual uranium occurrences.

As a general rule, syngenetic uranium deposits form as the result of high temperature igneous and/or metamorphic differentiation caused by the exclusion of uranium (and other radioactive elements) from the crystal structure of most rock-forming minerals. This type of uranium deposit is confined to high-grade metamorphic terrains, typically occurring within Achaean to early Proterozoic aged basement granite gneiss complexes. Deposits are normally associated with major regional scale structural faults and/or structures related to the emplacement of deep-seated alkaline intrusive bodies. Host rock lithologies are generally granitic in composition, occurring as intricate dyke-sill complexes, varying in texture from aplitic to pegmatitic. Ore minerals typically include finely disseminated crystals of uraninite, uranothorite and allanite, with less common secondary minerals like, uranophane or pitchblende.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims. We have only recently acquired or entered into agreements to acquire our mineral claims and our operations are not well-established. Our resources at the present time are limited. We may exhaust all of our resources and be unable to complete full exploration of the Zama Lake mineral claims or our other properties. There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities. If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations. These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

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Plan of Operations

Our immediate business plan is to proceed with the exploration of the Zama Lake mineral claims to determine whether there are commercially exploitable reserves of lead, zinc or other metals.  We intend to proceed with the initial exploration program as recommended by our consulting geologist and by the Agreement under which we have acquired the property. The recommended geological program will cost a total of approximately $1,400,000.

The budget for our planned exploration activities on the Zama lake claims is as follows:

	Phase I
Well Log Data Compilation		$25,000
Heavy Mineral Sampling		$25,000
Laboratory & Isotopic Analysis		$35,000
Ground Geophysics (IP, EM and Mag)		$265,000
Project Management and Reporting		$50,000
Phase I Total =		$400,000	$400,000

	Phase II

Ground Geophysics (IP, EM and Mag)		$200,000
Diamond Drilling (3000 m.)		$750,000
Project Management and Reporting		$50,000
Sub-total=		$1,000,000	$1,000,000

Project Total=			$1,400,000

In addition to exploration of the Zama Lake claims, we plan engage in initial surveying and sampling on our Quebec properties at a projected cost of $1,052,000.

The budget for our planned exploration activities on the Temiscamingue property is as follows:

Phase One

Till sampling and analysis	CDN$	30 000
Use of heavy machinery, clearing, and connection to paths	CDN$	50 000
Laboratory analysis for multi-element samples	CDN$	15 000
Miscellaneous, supervisory, and overhead	CDN$	30 000
TOTAL PHASE ONE RECOMMENDATION:	CDN$	265 000

Phase Two

The second phase consists of geophysical ground survey, stripping, channel sampling, and analysis.

Followed by a drilling campaign.	CDN$	335 000
TOTAL COST FOR PHASE TWO:	CDN$	335 000
TOTAL COST FOR BOTH PHASES:	CDN$	670 000

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The budget for our planned exploration activities on the Mount Laurier properties is as follows:

Phase One

The forecasted cost for 68 square kilometers is	CDN$	90 000
Heavy machinery, ground clearing	CDN$	30 000
Sampling	CDN$	20 000
Laboratories, analysis	CDN$	12 000
Project management	CDN$	25 000
TOTAL COST FOR PHASE ONE:	CDN$	177 000

Phase Two

Diamond Drilling (1000 meters)	CDN$	275 000
Total cost for both phases:	CDN$	452 000

Our immediate business plan is to proceed with the exploration of the Zama Lake mineral claims to determine whether there are commercially exploitable reserves of lead, zinc or other metals. We have commenced our initial exploration program as recommended by our consulting geologist and as required by the Agreement under which we have acquired the property.   Most recently, we have completed an airborne survey of four townships within the property.  We are currently analyzing the results of this survey for the purpose of identifying target areas for follow-up exploration. The costs incurred to date have satisfied the 2008 exploration expenditure obligations imposed by the Agreement under which we acquired the property.  The complete recommended geological program for the Zama Lake mineral claims will cost a total of approximately $1,400,000.

Our plan of operations for the current fiscal year is to continue the recommended exploration program on the Zama Lake property.   In order to fully complete our planned exploration programs, however, we may need to raise additional capital. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock if and when needed to fund expenses. We believe that outside debt financing will not be an alternative for funding exploration programs. The risky nature of this enterprise and lack of tangible assets other than our mineral claims places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as economically viable mines can be demonstrated.

Potential Diversification

Over the course of the current fiscal year, we may also seek to diversify our operations by identifying opportunities in Asia to enter the agricultural sector, with a particular focus on bamboo.  We are planning to identify and lease land from which we can harvest bamboo poles to be sold both as raw material and potentially processed into paper pulp.  In addition, we plan to identify and review at other agricultural opportunities in South East Asia.  When and if we are have identified and acquired assets and/or operations in this sector, we will make appropriate additional disclosures.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

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Results of Operations for the three months ended September 30, 2009 and 2008

We have not earned any revenues since the inception of our current business operations.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our mineral properties, or if such resources are discovered, that we will enter into commercial production.

We incurred expenses in the amount of $98,011 for the three months ended September 30, 2009, compared to operating expenses of $383,443 for the three months ended September 30, 2008. We have incurred total expenses of $3,250,123 from the inception of our current operations through September 30, 2009.  We incurred no operating expenses from discontinued operations in the three months ended September 30, 2009 and in the three months ended September 30, 2008.  Since our inception, we have incurred total operating expenses from discontinued operations in the amount of $6,397,904.

We incurred a net loss in the amount of $98,011 for the three months ended September 30, 2009, compared to a net loss of $383,443 for the three months ended September 30, 2008. Since the inception of our current operations through September 30, 2009, we have incurred a total net loss of $3,250,123. Our losses are attributable to operating expenses together with a lack of any revenues.  We anticipate our operating expenses will increase as we continue with our plan of operations.  The increase will be attributable to continuing with the geological exploration programs for our several mineral claims, pending the receipt of adequate funding to continue with those programs.

Liquidity and Capital Resources

As of September 30, 2009, we had current assets in the amount of $376,486, consisting entirely of cash. Our current liabilities as of September 30, 2009, were $99,365. Thus, we had working capital of $277,121 as of September 30, 2009.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities. We do not anticipate earning revenues until such time that we exercise our option entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources our mineral properties, or if such resources are discovered, that we will enter into commercial production.

We have incurred cumulative net losses of $3,250,123 since inception of our current operations and require capital for our contemplated operational and marketing activities to take place. We do not anticipate earning revenues until such time that we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources our mineral properties, or if such resources are discovered, that we will enter into commercial production.

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Off Balance Sheet Arrangements

As of September 30, 2009, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities. We have incurred cumulative net losses of approximately $9,648,027 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Recently Issued Accounting Pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

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Item 3.     Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 4T.     Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of September 30, 2009.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer, Mr. Derek Ivany, and our Chief Financial Officer, Mr. Victor Cantore.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2009, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended September 30, 2009.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives and our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective at that reasonable assurance level.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

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PART II – OTHER INFORMATION

Item 1.     Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A:  Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2.     Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3.     Defaults upon Senior Securities

None

Item 4.     Submission of Matters to a Vote of Security Holders

No matters have been submitted to our security holders for a vote, through the solicitation of proxies or otherwise, during the quarterly period ended September 30, 2009.

Item 5.     Other Information

None

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Item 6.      Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws, as amended (2)
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

1	Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002.
2	Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ivany Mining Inc.

Date:	November 17, 2009

By: /s/Derek Ivany Derek Ivany Title: Chief Executive Officer and Director

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CERTIFICATIONS

I, Derek Ivany, certify that;

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2009 of Ivany Mining Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 17, 2009
/s/Derek Ivany
By: Derek Ivany
Title: Chief Executive Officer

CERTIFICATIONS

I, Victor Cantore, certify that;

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2009 of Ivany Mining Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 17, 2009
/s/Victor Cantore
By: Victor Cantore
Title: Chief Financial Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Ivany Mining Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission (the “Report”), I, Derek Ivany, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/Derek Ivany
Name:	Derek Ivany
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	November 17, 2009

By:	/s/Victor Cantore
Name:	Victor Cantore
Title:	Principal Financial Officer and Director
Date:	November 17, 2009

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Ivany Mining Inc. and will be retained by Ivany Mining Inc. and furnished to the Securities and Exchange Commission or its staff upon request.